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                          HAIDA THEATRE OPERATIONS LTD.

                                  BY-LAW NO. 1

                  A by-law relating generally to the conduct of the affairs of HAIDA THEATRE OPERATIONS LTD.

                  BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of HAIDA THEATRE OPERATIONS LTD. (hereinafter called the "Corporation") as follows:

                                   DEFINITIONS

1. In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

         (a) "Act" means the Canada Business Corporations Act, Statutes of Canada, 1974-75, c.33, as from time to time amended, and every statute that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefor;

         (b) "by-laws" means any by-law of the Corporation from time to time in force and effect;

         (c) all terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act;

         (d) words importing the singular number only shall include the plural and vice-versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include syndicates, trusts and any number or aggregate of persons; and

         (e) the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

                                REGISTERED OFFICE

2. The Corporation may from time to time (i) by resolution of the directors change the address of the registered office of the Corporation within the place in Canada specified in its articles, and (ii) by an amendment to its articles, change the place within Canada in which its registered office is situated.

                                      SEAL

3. The corporate seal of the Corporation shall be such as the directors may by resolution from time to time adopt. An instrument or agreement executed on behalf of the

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Corporation by a director, an officer or an agent of the Corporation is not invalid merely because the corporate seal is not affixed thereto.

                                    DIRECTORS

4. Number and powers. The number of directors of the Corporation is set out in the articles of the Corporation. A majority of the directors shall be resident Canadians. Subject to any unanimous shareholder agreement, the directors shall manage the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the articles, the by-laws, any special resolution of the Corporation, a unanimous shareholder agreement or by statute expressly directed or required to be done in some other manner.

                  Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

                  Subject to subsections 106(1) and (3) of the Act and to the Corporation's articles, where a vacancy occurs and a quorum of directors remains in office, whether or not a majority thereof are resident Canadians, a quorum of directors may appoint a qualified person to hold office for the unexpired term of his predecessor.

5. Duties. Every director and officer of the Corporation in exercising his powers and discharging his duties shall:

         (a) act honestly and in good faith with a view to the best interest of the Corporation; and

         (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

                  Every director and officer of the Corporation shall comply with the Act, the regulations thereunder, the Corporation's articles and by-laws and any unanimous shareholder agreement.

6.                Qualification. Every director shall be an individual eighteen
(18) or more years of age and no one who is of unsound mind and has been so found by a court in Canada or elsewhere or who has the status of a bankrupt shall be a director.

7. Term of office. A director's term of office (subject to the provisions, if any, of the Corporation's articles, and subject to his election for an expressly stated term) shall be from the date of the meeting at which he is elected or appointed until the close of the annual meeting of shareholders next following his election or appointment or until his successor is elected or appointed.

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8.                Vacation of office. The office of a director shall be vacated if:

         (a) he dies or sends to the Corporation a written resignation and such resignation, if not effective upon being sent to the Corporation, becomes effective in accordance with its terms;

         (b)      he is removed from office;

         (c)      he becomes bankrupt; or

         (d) he is found by a court in Canada or elsewhere to be of unsound mind.

9. Election and removal. Directors shall be elected by the shareholders by ordinary resolution on a show of hands unless a poll is demanded and if a poll is demanded such election shall be by ballot. Except for those directors elected for an expressly stated term, all the directors then in office shall cease to hold office at the close of the meeting of shareholders at which directors are to be elected but, if qualified, are eligible for re-election. Subject to subsection 104(2) of the Act, the shareholders of the Corporation may by ordinary resolution at a special meeting remove any director before the expiration of his term of office and may, by a majority of the votes cast at the meeting, elect any person in his stead for the remainder of his term.

                  Whenever at any election of directors of the Corporation the number or the minimum number of directors required by the articles is not elected by reason of the disqualification, incapacity or the death of any candidates, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum.

                  A retiring director shall cease to hold office at the close of the meeting at which his successor is elected unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal.

10. Validity of acts. An act by a director or officer is valid notwithstanding an irregularity in his election or appointment or a defect in his qualification.

                              MEETINGS OF DIRECTORS

11. Place of meeting. Meetings of directors and of any committee of directors may be held at any place. A meeting of directors may be convened by the Chairman of the Board (if any), the President or any director at any time and the Secretary shall upon direction of any of the foregoing convene a meeting of directors.

12. Notice. Notice of the time and place for the holding of any such meeting shall be delivered, mailed, telegraphed, cabled, telexed or otherwise communicated by electronic means that produces a written copy to each director not less than 2 days (exclusive of the day on which the notice is delivered, mailed, telegraphed, cabled, telexed or otherwise communicated by electronic means that produces a written copy but inclusive of the day for which notice is given)

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before the date of the meeting; provided that meetings of the directors or of any committee of directors may be held at any time without formal notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the absent directors have waived notice. The notice shall specify any matter referred to in subsection 110(3) of the Act that is to be dealt with at the meeting.

                  For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

13. Waiver of notice. Notice of any meeting of directors or of any committee of directors or any irregularity in any meeting or in the notice thereof may be waived in any manner by any director, and such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

14. Telephone participation. Where all the directors of the Corporation consent thereto (either before or after the meeting), a director may participate in a meeting of directors or of any committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in a meeting by such means shall be deemed for the purposes of the Act to be present at that meeting.

15. Adjournment. Any meeting of directors or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the holding of the adjourned meeting need be given to any director if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

16. Quorum and voting. A majority of the number of directors or minimum number of directors required by the articles shall constitute a quorum for the transaction of business. Subject to subsection 106(1), 109(4) and to subsection 112(1) of the Act, no business shall be transacted by the directors except at a meeting of directors at which a quorum is present and at which a majority of the directors present are resident Canadians. Questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting in addition to his original vote shall have a second or casting vote.

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                             COMMITTEES OF DIRECTORS

17. General. The directors may from time to time appoint from their number a committee of directors, a majority of whom shall be resident Canadians, and may delegate to such committee any of the powers of the directors, except that no such committee shall have the authority to:

         (a) submit to the shareholders any question or matter requiring the approval of the shareholders;

         (b) fill a vacancy among the directors or in the office of auditor;

         (c) subject to subsection 183(1.1) of the Act, issue securities except in the manner and on the terms authorized by the directors;

         (d)      declare dividends;

         (e) purchase, redeem or otherwise acquire shares issued by the Corporation;

         (f)      pay any commission referred to in section 39 of the Act;

         (g)      approve a management proxy circular;

         (h)      approve a take-over bid circular or directors' circular;

         (i) approve any annual financial statements to be placed before the shareholders of the Corporation; or

         (j)      adopt, amend or repeal by-laws of the Corporation.

18. Audit Committee. If any of the issued securities of the Corporation are part of a distribution to the public, the board of directors shall elect annually from among their number an audit committee to be composed of not fewer than 3 directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates.

                  Each member of the audit committee shall serve during the pleasure of the board of directors and, in any event, only so long as he shall be a director. The directors may fill vacancies in the audit committee by election from among their number.

                  The audit committee shall have power to fix its quorum at not less than a majority of its members and to determine its own rules of procedure subject to any regulations imposed by the board of directors from time to time and to the following paragraph.

                  The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the committee.

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                  The audit committee shall review the financial statements of the Corporation prior to approval thereof by the board of directors and shall have such other powers and duties as may from time to time by resolution be assigned to it by the board.

                REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES

19. The remuneration to be paid to the directors of the Corporation shall be such as the directors shall from time to time by resolution determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a director. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation's behalf other than the normal work ordinarily required of a director of a corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors may fix the remuneration of the officers and employees of the Corporation. The directors, officers and employees shall also be entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of the Corporation.

                   SUBMISSION OF CONTRACTS OR TRANSACTIONS TO
                            SHAREHOLDERS FOR APPROVAL

20. The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or by-laws) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

                  FOR THE PROTECTION OF DIRECTORS AND OFFICERS

21. No director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense suffered or incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office of trust or in relation thereto, unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance

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with the Act or regulations made thereunder or relieve him from liability for a breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a shareholder, director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

                       INDEMNITIES TO DIRECTORS AND OTHERS

22. Subject to subsections 119(2) and (3) of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

         (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

                  The Corporation is hereby authorized to execute agreements evidencing its indemnity in favour of the foregoing persons to the full extent permitted by law.

                                    OFFICERS

23. Appointment of officers. The directors shall annually or as often as may be required appoint a President and a Secretary and if deemed advisable may annually or as often as may be required appoint a Chairman of the Board (who shall preside at all meetings of the directors and shareholders and shall perform such other duties as may from time to time be assigned to him by resolution of the directors), one or more Vice-Presidents, a Treasurer and one or more Assistant Secretaries and/or one or more Assistant Treasurers. None of such officers (except the Chairman of the Board) need be a director of the Corporation. A director may be appointed to any office of the Corporation. Two or more of such offices may be held by the same person. In case and whenever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary-Treasurer. The directors may from time to time appoint such other officers, employees and agents as they shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors.

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24.               Removal of officers, etc. All officers, employees and agents, in the absence of agreement to the contrary, shall be subject to removal by resolution of the directors at any time, with or without cause.

25. Duties of officers may be delegated. In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

26. President. The President shall be the chief executive officer of the Corporation and shall exercise general supervision over the business and affairs of the Corporation. In the absence of the Chairman of the Board (if any), and if the President is also a director of the Corporation, the President shall, when present, preside at all meetings of the directors, any committee of the directors and shareholders; he shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office.

27. Vice-President. The Vice-President or, if more than one, the Vice-Presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that a Vice-President who is not a director shall not preside as the chairman at any meeting of directors or shareholders. The Vice-President or, if more than one, the Vice-Presidents in order of seniority, shall sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the directors.

28. Secretary. The Secretary shall give or cause to be given notices for all meetings of the directors, any committee of the directors and shareholders when directed to do so and shall have charge of the minute books of the Corporation and, subject to the provisions of paragraph 44 hereof, of the documents and registers referred to in subsections 20(1) and (2) of the Act. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office.

29. Treasurer. Subject to the provisions of any resolution of the directors, the Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct. He shall prepare and maintain adequate accounting records. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office. He may be required to give such bond for the faithful performance of his duties as the directors in their uncontrolled discretion may require and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

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30.               Assistant Secretary and Assistant Treasurer. The Assistant
Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall perform all the duties of the Secretary and Treasurer, respectively, in the absence or inability to act of the Secretary or Treasurer as the case may be. The Assistant Secretary or Assistant Secretaries, if more than one, and the Assistant Treasurer or Assistant Treasurers, if more than one, shall sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and duties as may from time to time be assigned to them by resolution of the directors.

31. Managing Director. The directors may from time to time appoint from their number a Managing Director who is a resident Canadian and may delegate to the Managing Director any of the powers of the directors subject to the limits on authority provided by subsection 110(3) of the Act. A Managing Director shall conform to all lawful orders given to him by the directors of the Corporation and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a Managing Director shall be subject to discharge by the directors.

32. Vacancies. If the office of President, Vice-President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, or any other office created by the directors pursuant to paragraph 23 hereof shall be or become vacant by reason of death, resignation or in any other manner whatsoever, the directors shall in the case of the President or the Secretary and may in the case of the other officers appoint an officer to fill such vacancy.

                             SHAREHOLDERS' MEETINGS

33. Annual meeting. Subject to subsection 126(2) of the Act, the annual meeting of the shareholders shall be held at the registered office of the Corporation or at a place elsewhere within Canada determined by the directors and, subject to section 127 of the Act, on such day in each year and at such time as the directors may agree upon.

34. Special meetings. A special meeting of the shareholders may be convened by the directors at any date and time and, subject to subsection 126(2) of the Act, at any place within Canada that the directors determine.

35. Notice. A notice stating the day, hour and place of meeting and, if special business is to be transacted thereat, stating (i) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (ii) the text of any special resolution to be submitted to the meeting, shall be served either by delivering such notice personally to or by sending such notice to each person who is entitled to notice of such meeting and who on the record date for notice appears on the records of the Corporation or its transfer agent as a shareholder entitled to vote at the meeting and to each director of the Corporation and to the auditor of the Corporation by prepaid mail not less than 21 days and not more than 50 days (exclusive of the day of mailing and of the day for which notice is given) before the date of every meeting addressed to the latest address of each such person as shown in the records of the Corporation or its transfer agent, or if no address is shown therein, then to the last address of each such person known to the Secretary; provided that a meeting of shareholders may be held

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for any purpose at any date and time and, subject to subsection 126(2) of the
Act, at any place without notice if all the shareholders and other persons entitled to notice of such meeting are present in person or represented by proxy at the meeting (except where the shareholder or such other persons, attend the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all the shareholders and other persons entitled to notice of such meeting and not present in person nor represented by proxy thereat waive notice of the meeting. Notice of any meeting of shareholders or the time for the giving of any such notice or any irregularity in any such meeting or in the notice thereof may be waived in any manner by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation and any other person entitled to attend a meeting of shareholders, and any such waiver may be validly given either before or after the meeting to which such waiver relates.

                  The auditor of the Corporation is entitled to attend any meeting of shareholders of the Corporation and to receive notice of every meeting of shareholders.

36. Omission of notice. The accidental omission to give notice of any meeting to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any meeting of shareholders.

37. Record dates. Subject to subsection 128(4) of the Act, the directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than 50 days or by less than 21 days the date on which the meeting is to be held.

                  If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of a meeting of the shareholders shall be

         (a) at the close of business on the day immediately preceding the day on which the notice is given; or

         (b)      if no notice is given, the day on which the meeting is held.

38. Votes. Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands and in case of an equality of votes the chairman of the meeting shall both on a show of hands and at a poll have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder or proxy nominee.

                  At any meeting, unless a poll is demanded by a shareholder or proxyholder entitled to vote at the meeting, either before or after any vote by a show of hands, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

                  In the absence of the Chairman of the Board (if any), the President and any Vice-President who is a director, the shareholders present entitled to vote shall choose another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the shareholders present shall choose one of their number to be chairman.

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                  If at any meeting a poll is demanded on the election of a
chairman or on the question of adjournment or termination, the poll shall be taken forthwith without adjournment. If a poll is demanded on any other question or as to the election of directors, the poll shall be taken by ballot in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A demand for a poll may be made either before or after any vote by show of hands and may be withdrawn.

Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote such share or shares, but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

39. Proxies. Votes at meetings of the shareholders may be cast either personally or by proxy. At every meeting at which he is entitled to vote, every shareholder present in person and every proxyholder shall have one (1) vote on a show of hands. Upon a poll at which he is entitled to vote, every shareholder present in person or by proxy shall (subject to the provisions, if any, of the Corporation's articles) have one (1) vote for every share registered in his name.

                  Every shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or proxyholders or one or more alternate proxyholders, who need not be a shareholder, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

                  An instrument appointing a proxyholder shall be in writing and executed by the shareholder or his attorney authorized in writing and is valid only at the meeting in respect of which it is given or at any adjournment thereof.

                  An instrument appointing a proxyholder may be in the following form or in any other form which complies with the requirements of the Act:

                  "The undersigned shareholder of HAIDA THEATRE OPERATIONS LTD.
hereby appoints          of,                           , whom failing,
                 of                              as the nominee of the
undersigned to attend and act for and on behalf of the undersigned at the meeting of the shareholders of the said Corporation to be held on the day of , 19 and at any adjournment thereof in the same manner, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment thereof.

                  Dated the         day of         , 19   .

                                                     ___________________________
                                                      Signature of Shareholder

This form of proxy must be signed by a shareholder or his attorney authorized in writing."

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                  The directors may from time to time pass regulations regarding the lodging of instruments appointing a proxyholder at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such instruments to be telegraphed, cabled, telexed, sent in writing or otherwise communicated by electronic means that produces a written copy before the meeting or adjourned meeting to the Corporation or any agent of the Corporation appointed for the purpose of receiving such particulars and providing that instruments appointing a proxyholder so lodged may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of the meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic, telex, cable or written communication, or electronic communication that produces a written copy, as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic, telex, cable, written or electronic communication accepted by the chairman of the meeting shall be valid and shall be counted.

40. Adjournment. The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place and if the meeting is adjourned for less than 30 days no notice of the time and place for the holding of the adjourned meeting need be given to any shareholder, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than 90 days, subsection 143(1) of the Act does not apply. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

41. Quorum. Two persons present and each holding or representing by proxy at least one issued share of the Corporation shall be a quorum of any meeting of shareholders for the choice of a chairman of the meeting and for the adjournment of the meeting to a fixed time and place but may not transact any other business; for all other purposes a quorum for any meeting shall be persons present not being less than two in number and holding or representing by proxy not less than a majority of the total number of the issued shares of the Corporation for the time being enjoying voting rights at such meeting. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

                  Notwithstanding the foregoing, if the Corporation has only one shareholder, or only one shareholder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting and a quorum for such meeting.

                              SHARES AND TRANSFERS

42. Issuance. Subject to the articles of the Corporation and any unanimous shareholder agreement, shares in the Corporation may be issued at such time and issued to such persons and for such consideration as the directors may determine.

43. Security certificates. Security certificates (and the form of transfer power on the reverse side thereof) shall (subject to compliance with section 45 of the Act) be in such form as the directors may from time to time by resolution approve and, subject to subsection 45(5) of the Act, such certificates shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on a security certificate may be printed or otherwise mechanically reproduced thereon. Notwithstanding any change in the persons holding an office between the time of actual signing and the issuance of any certificate and notwithstanding that a person signing may not have held office at the date of issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

44. Agent. The directors may from time to time by resolution appoint or remove an agent to maintain a central securities register and branch securities registers for the Corporation.

45. Surrender of security certificates. Subject to the Act, no transfer of a security issued by the Corporation shall be recorded or registered unless or until the security certificate representing the security to be transferred has been surrendered and cancelled or, if no security certificate has been issued by the Corporation in respect of such share, unless or until a duly executed security transfer power in respect thereof has been presented for registration.

46. Defaced, destroyed, stolen or lost security certificates. In case of the defacement, destruction, theft or loss of a security certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to an agent of the Corporation (if any) acting on behalf of the Corporation, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new security certificate to replace the one so defaced, destroyed, stolen or lost. Upon the giving to the Corporation (or, if there be an agent, hereinafter in this paragraph referred to as the "Corporation's agent", then to the Corporation and the Corporation's agent) of an indemnity bond of a surety company in such form as is approved by the directors or by the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer of the Corporation, indemnifying the Corporation (and the Corporation's agent if any) against all loss, damage and expense, which the Corporation and/or the Corporation's agent may suffer or be liable for by reason of the issuance of a new security certificate to such shareholder, and provided the Corporation or the Corporation's agent does not have notice that the security has been acquired by a bona fide purchaser, a new security certificate may be issued in replacement of the one defaced, destroyed, stolen or lost, if such issuance is ordered and authorized by any one of the Chairman of the Board (if any), the President, a Vice-President, the Secretary or the Treasurer of the Corporation or by resolution of the directors.

                                    DIVIDENDS

47. The directors may from time to time by resolution declare and the Corporation may pay dividends on its issued shares, subject to the provisions (if any) of the Corporation's articles.

                  The directors shall not declare and the Corporation shall not pay a dividend if there are reasonable grounds for believing that:

         (a) the Corporation is, or would after the payment be, unable to pay its liabilities as they become due; or

         (b) the realizable value of the Corporation's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

                  The Corporation may pay a dividend by issuing fully paid shares of the Corporation and, subject to section 40 of the Act, the Corporation may pay a dividend in money or property.

48. In case several persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipts for all dividends and payments on account of dividends, principal, interest and/or redemption payments on redemption of securities (if any) subject to redemption in respect of such securities.

                                  RECORD DATES

49. Subject to subsection 128(4) of the Act, the directors may fix in advance a date as the record date for the determination of shareholders (i) entitled to receive payment of a dividend, (ii) entitled to participate in a liquidation or distribution, or (iii) for any other purpose except the right to receive notice of or to vote at a meeting of shareholders, but such record date shall not precede by more than 50 days the particular action to be taken.

                  If no record date is fixed, the record date for the determination of shareholders for any purpose other than to establish a shareholder's right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating thereto.

                       VOTING SECURITIES IN OTHER ISSUERS

50. All securities of any other body corporate or issuer of securities carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate or issuer and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine and authorize by resolution. The duly authorized signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the directors.

                                  NOTICES, ETC.

51. Service. Any notice or other document required to be given or sent by the Corporation to any shareholder, director or auditor of the Corporation shall be delivered personally or sent by prepaid mail or by telegram, telex or other electronic means that produces a written copy addressed to:

         (a) the shareholder at his latest address as shown on the records of the Corporation or its transfer agent;

         (b) the director at his latest address as shown in the records of the Corporation or in the last notice filed under section 101 or 108 of the Act; and

         (c) the auditor of the Corporation at his latest address known to the Corporation.

With respect to every notice or other document sent by prepaid mail it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed and put into a post office or into a post office letter box.

52. If the Corporation sends a notice or document to a shareholder and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

53. Shares registered in more than one name. All notices or other documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice or delivery of such document to all the holders of such shares.

54. Persons becoming entitled by operation of law. Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or other document in respect of such shares which prior to his name and address being entered on the records of the Corporation shall have been duly given to the person or persons from whom he derives his title to such shares.

55. Deceased shareholder. Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his heirs, executors or administrators and all persons (if any) interested with him in such shares.

56. Signatures to notices. The signature of any director or officer of the Corporation to any notice may be written, printed or otherwise mechanically reproduced.

57. Computation of time. Where a given number of days' notice or notice extending over any period is required to be given under any provisions of the articles or by-laws of the Corporation, the day of service, posting or other communication of the notice shall, unless it is otherwise provided, be counted in such number of days or other period and such notice shall be deemed to have been given or sent on the day of service, posting or other communication.

58. Proof of service. A certificate of any officer of the Corporation in office at the time of the making of the certificate or of an agent of the Corporation as to facts in relation to the mailing, delivery, service or other communication of any notice or other documents to any shareholder, director, officer or auditor or as to the publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

                          CHEQUES, DRAFTS, NOTES, ETC.

59. All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not officers of the Corporation, and in such manner as the directors may from time to time designate by resolution.

                              CUSTODY OF SECURITIES

60. All securities (including warrants) owned by the Corporation shall be lodged (in the name of the corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the directors, with such other depositaries or in such other manner as may be determined from time to time by the directors.

                  All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

                          EXECUTION OF CONTRACTS, ETC.

61. Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any two directors and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The directors are authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

                  The corporate seal of the Corporation may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the board of directors.

                  The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

                  In particular, without limiting the generality of the foregoing, any two directors are authorized to sell, assign, transfer, exchange, convert or convey all securities owned by or registered in the name of the Corporation and to sign and execute (under the seal of the Corporation or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such securities.

                  The signature or signatures of any officer or director of the Corporation and/or of any other officer or officers, person or persons appointed as aforesaid by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or securities of the Corporation on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of delivery or issue of such contracts, documents or instruments in writing or securities of the Corporation.

                      ENFORCEMENT OF LIEN FOR INDEBTEDNESS

62. Subject to subsection 45(8) of the Act, if the articles of the Corporation provide that the Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation, the directors of the Corporation may apply any dividends or other distributions paid or payable on or in respect of the share or shares in respect of which the Corporation has such a lien in repayment of the debt of that shareholder to the corporation.

                                 FINANCIAL YEAR

63. The financial year of the Corporation shall terminate on such day in each year as the board of directors may from time to time by resolution determine.

                  ENACTED the 19th day of December, 1986.

/s/ William M. O'Reilly                      C.S.         /s/ Renate Noehammer
-------------------------------                           --------------------
             President                                               Secretary

                  The undersigned, being the sole director of HAIDA THEATRE OPERATIONS LTD., pursuant to subsection 112(1) of the Canada Business Corporations Act, by his signature hereby makes the foregoing By-law No. 1 of the by-laws of the said Corporation.

                  DATED the 19th day of December, 1986.


                                                  /s/ William M. O'Reilly
                                                 ---------------------------
                                                      William M. O'Reilly


                  The undersigned, being the sole shareholder of HAIDA THEATRE OPERATIONS LTD., pursuant to subsection 136(1) of the Canada Business Corporations Act, by his signature hereby confirms without amendment the foregoing By-law No. 1 of the by-laws of the said Corporation made by the director of the said Corporation.

                  DATED the 19th day of December, 1986.



                                                  /s/ William M. O'Reilly
                                                 ---------------------------
                                                      William M. O'Reilly

         The undersigned, being the sole shareholder of HAIDA THEATRE OPERATIONS LTD., pursuant to subsection 136(1) of the Canada Business Corporations Act, by his signature hereby confirms without amendment the foregoing By-law No. 1 of the by-laws of the said Corporation made by the director of the said Corporation.

         DATED the 19th day of December, 1986.


                                       /s/ William M. O'Reilly
                                       ------------------------------------
                                       William M. O'Reilly

                          HAIDA THEATRE OPERATIONS LTD.

                                -----------------

                            THE TORONTO DOMINION BANK

                                -----------------

                                  BY-LAW NO. 2

                  A by-law respecting the borrowing of money and the issue of securities by HAIDA THEATRE OPERATIONS LTD.

                  BE IT ENACTED by the Directors of HAIDA THEATRE OPERATIONS LTD. as a by-law of the said Corporation as follows:

1.                That the Directors of the Company may from time to time:

         (a) borrow money upon the credit of the Company by obtaining loans or advances or by way of overdraft or otherwise;

         (b) issue, sell or pledge securities of the Company including bonds, debentures, debenture stock, for such sums on such terms and at such prices as they may deem expedient;

         (c) assign, transfer, convey, hypothecate, mortgage, pledge, charge or give security in any manner upon all or any of the real or personal, moveable or immoveable property, rights, powers, choses in action, or other assets, present or future, of the Company to secure any such securities or other securities of the Company or any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the Company heretofore, now or hereafter made or incurred directly or indirectly or otherwise; and

         (d) without in any way limiting the powers herein conferred upon the Directors, give security or promises to give security, agreements, documents and instruments in any manner or form under the Bank Act or otherwise to secure any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the Company heretofore, now or hereafter made or incurred directly or indirectly or otherwise.

2. That any or all of the foregoing powers may from time to time be delegated by the Directors to any one or more of the directors or officers of the Company.

3. That this By-law shall remain in force and be binding upon the Company as regards any person acting on the faith thereof until such person has received written notification from the Company that this By-law has been repealed or replaced.

                  ENACTED the 19th day of December, 1986.

                  WITNESS the corporate seal of the Company.

/s/ William M. O'Reilly        C.S.          /s/ Renate Nuehammer
    ----------------------                       -----------------------
         President                                       Secretary

                  The undersigned, being the sole director of HAIDA THEATRE OPERATIONS LTD., pursuant to subsection 112(1) of the Canada Business Corporations Act, by his signature hereby makes the foregoing By-law No. 2 of the by-laws of the said Corporation.

                  DATED the 19th day of December, 1986.

                  The undersigned, being the sole shareholder of HAIDA THEATRE OPERATIONS LTD., pursuant to subsection 136(1) of the Canada Business Corporations Act, hereby confirms without amendment the foregoing By-law No. 2 of the by-laws of the said Corporation made by the director of the said Corporation.

                  DATED the 19th day of December, 1986


                                       /s/ William M. O'Reilly
                                           ---------------------------------
                                           William M. O'Reilly



         The undersigned, being the sole shareholder of HAIDA THEATRE OPERATIONS LTD., pursuant to subsection 136(1) of the Canada Business Corporations Act, hereby confirms without amendment the foregoing By-law No. 2 of the by-laws of the said Corporation made by the director of the said Corporation.

         DATED the 19th day of December, 1986.


                                       /s/ William M. O'Reilly
                                       ------------------------------------
                                       William M. O'Reilly



                                       2